Exhibit 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)

                                                          For the three months             For the three months
                                                                  ended                           ended
                                                               December 31                     December 31
                                                                  1997                            1996
                                                                  ----                            ----

Net income (loss)                                               $ (9,820)                       $ 111,136
-----------------                                               =========                       =========

Basic earnings per share

   Weighted-average number of
     common shares outstanding                                  6,784,390                       6,679,766
                                                                =========                       =========
Basic earnings (loss) per share                                 $     -0-                       $     .02
-------------------------------                                 =========                       =========

Diluted earnings per share                                        Note
--------------------------                                        ----
   Shares:
   Weighted-average number of common
      shares outstanding                                                                        6,679,766
    Excess of shares issuable for the
     assumed exercise of options and
     warrants over the number of shares possible
     of  repurchase  using the  proceeds  from the
     exercise of such options and warrants, at the
     average market price (treasury stock method)                                               1,735,484
                                                                                                ---------
    Weighted-average number of common
      and common equivalent shares
      outstanding                                                                               8,414,250
                                                                                                ---------
Diluted earnings per share                                                                      $     .01
--------------------------                                                                      ---------



Note
----
   A computation would be antidilutive.